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EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form SB-2) pertaining to the 1995 Employee Stock Option Plan and 1995 Non-employee Director Stock Incentive Plan (No.33-94540-LA), and the Registration Statements (Forms S-8) pertaining to the 1995 Employee Stock Purchase Plan (No. 333-80783), 1997 Stock Incentive Plan (No. 333-43145), 1999 Non-employee Director Stock Incentive Plan (No. 333-88627), 2000 Stock Incentive Plan, 2000 Transition Stock Incentive Plan for Officers, and the 2000 Transition Stock Incentive Plan for Non-Officers (No. 333-48264) of Cutter & Buck Inc. of our report dated June 18, 2004, with respect to the consolidated financial statements and schedule of Cutter & Buck Inc. included in the Annual Report (Form 10-K) for the year ended April 30, 2004.

                      /s/ Ernst & Young LLP

Seattle, Washington
July 12, 2004

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  EXHIBIT 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm